Exhibit 99.1

Vishay Intertechnology Reports Fiscal Fourth Quarter and Full Year 2023 Results

Malvern, PA, February 7, 2024 -- Vishay Intertechnology, Inc., (NYSE: VSH), one of the world's largest manufacturers of discrete semiconductors and passive electronic components, today announced results for the fiscal fourth quarter and year ended December 31, 2023.

Highlights
•	4Q 2023 revenues of $785.2 million
•	4Q 2023 EPS of $0.37
•	4Q 2023 book-to-bill of 0.75
•	Backlog at quarter end was 5.3 months
•	Returned a total of $34.8 million to stockholders
•	FY 2023 capex of $329.4 million
•	FY 2023 free cash flow of $37.4 million
•	FY 2023 total stockholder return of $134.3 million

“For the fourth quarter, the trends in inventory adjustments, contracting lead times and softened demand in industrial end markets became more apparent. While customers continue to digest higher inventory levels, we proceeded to implement our strategy to broaden participation with our distribution partners,” said Joel Smejkal, President and Chief Executive Officer.

“Looking ahead, input from our customers and distribution partners suggest we will be dealing with an inventory digestion for the first half of the year, although some end markets are expected to rebound sooner. During this period of inventory adjustment, our strong balance sheet and liquidity gives us the resources to continue investing in incremental capacity and preparing Vishay for the long-term demand trends of e-mobility, sustainability and connectivity.  Near term we intend to advance our distribution strategy which positions us to timely benefit from a rebound in demand,” concluded Mr. Smejkal.

1Q 2024 Outlook
For the first quarter of 2024, management expects revenues in the range of $735 million +/- $20 million and a gross profit margin in the range of 24.0% +/- 50 basis points.

Conference Call
A conference call to discuss Vishay’s fourth quarter financial results is scheduled for Wednesday, February 7, 2024 at 9:00 a.m. ET. To participate in the live conference call, please pre-register at https://register.vevent.com/register/BI3f265da18e964024a9221557bd90d469.  Upon registering, you will be emailed a dial-in number, and unique PIN.

A live audio webcast of the conference call and a PDF copy of the press release and the quarterly presentation will be accessible directly from the Investor Relations section of the Vishay website at http://ir.vishay.com.

There will be a replay of the conference call available on the Investor Relations website approximately one hour following the call and will remain available for 30 days.

About Vishay
Vishay manufactures one of the world’s largest portfolios of discrete semiconductors and passive electronic components that are essential to innovative designs in the automotive, industrial, computing, consumer, telecommunications, military, aerospace, and medical markets. Serving customers worldwide, Vishay is The DNA of tech.™ Vishay Intertechnology, Inc. is a Fortune 1,000 Company listed on the NYSE (VSH). More on Vishay at www.Vishay.com.

This press release includes certain financial measures which are not recognized in accordance with U.S. generally accepted accounting principles ("GAAP"), including adjusted net earnings; adjusted earnings per share; adjusted gross margin; adjusted operating margin; free cash; earnings before interest, taxes, depreciation and amortization ("EBITDA"); adjusted EBITDA; and adjusted EBITDA margin; which are considered "non-GAAP financial measures" under the U.S. Securities and Exchange Commission rules. These non-GAAP measures supplement our GAAP measures of performance or liquidity and should not be viewed as an alternative to GAAP measures of performance or liquidity. Non-GAAP measures such as adjusted net earnings, adjusted earnings per share, adjusted gross margin, adjusted operating margin, free cash, EBITDA, adjusted EBITDA, and adjusted EBITDA margin do not have uniform definitions. These measures, as calculated by Vishay, may not be comparable to similarly titled measures used by other companies. Management believes that such measures are meaningful to investors because they provide insight with respect to intrinsic operating results of the Company. Although the terms "free cash" and "EBITDA" are not defined in GAAP, the measures are derived using various line items measured in accordance with GAAP. Reconciling items to arrive at adjusted net earnings represent significant charges or credits that are important to understanding the Company's intrinsic operations. Reconciling items to calculate adjusted gross margin, adjusted operating margin and adjusted EBITDA represent those same items used in computing adjusted net earnings, as relevant. Furthermore, the presented calculation of adjusted EBITDA is substantially similar to, but not identical to, a measure used in the calculation of financial ratios required for covenant compliance under Vishay's revolving credit facility. These reconciling items are indicated on the accompanying reconciliation schedules and are more fully described in the Company's financial statements presented in its annual report on Form 10-K and its quarterly reports presented on Forms 10-Q.

Statements contained herein that relate to the Company's future performance, including forecasted revenues and margins, capital investment, capacity expansion, stockholder returns, and the performance of the economy in general, are forward-looking statements within the safe harbor provisions of Private Securities Litigation Reform Act of 1995. Words and expressions such as "intend," "suggest," "guide," "will," "expect," or other similar words or expressions often identify forward-looking statements. Such statements are based on current expectations only, and are subject to certain risks, uncertainties and assumptions, many of which are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results, performance, or achievements may vary materially from those anticipated, estimated or projected. Among the factors that could cause actual results to materially differ include: general business and economic conditions; manufacturing or supply chain interruptions or changes in customer demand (including due to political, economic, and health instability and military conflicts and hostilities); delays or difficulties in implementing our cost reduction strategies; delays or difficulties in expanding our manufacturing capacities; an inability to attract and retain highly qualified personnel; changes in foreign currency exchange rates; uncertainty related to the effects of changes in foreign currency exchange rates; competition and technological changes in our industries; difficulties in new product development; difficulties in identifying suitable acquisition candidates, consummating a transaction on terms which we consider acceptable, and integration and performance of acquired businesses; the timing of the Newport wafer fab acquisition; that the Newport wafer fab acquisition may not be consummated, including as a result of any of the conditions precedent (including the failure to obtain any required approvals or consents); global market downturn conditions and volatilities impacting the completion of the acquisition; that the fab will not be integrated successfully into the Company’s overall business; that the expected benefits of the acquisition may not be realized; that the fab’s standards, procedures and controls will not be brought into conformance within the Company’s operation; difficulties in transitioning and retaining fab employees following the acquisition; difficulties in consolidating facilities and transferring processes and know-how; the diversion of our management’s attention from the management of our current business; changes in U.S. and foreign trade regulations and tariffs, and uncertainty regarding the same; changes in applicable domestic and foreign tax regulations, and uncertainty regarding the same; changes in applicable accounting standards and other factors affecting our operations that are set forth in our filings with the Securities and Exchange Commission, including our annual reports on Form 10-K and our quarterly reports on Form 10-Q. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

The DNA of tech™ is a trademark of Vishay Intertechnology.

Contact:
Vishay Intertechnology, Inc.
Peter Henrici
Executive Vice President, Corporate Development
+1-610-644-1300

VISHAY INTERTECHNOLOGY, INC.
Summary of Operations
(Unaudited - In thousands, except per share amounts)

	Fiscal quarters ended
	December 31, 2023	September 30, 2023	December 31, 2022

Net revenues	$785,236	$853,653	$855,298
Costs of products sold	584,572	616,010	606,178
Gross profit	200,664	237,643	249,120
Gross margin	25.6%	27.8%	29.1%

Selling, general, and administrative expenses	122,834	122,513	113,812
Operating income	77,830	115,130	135,308
Operating margin	9.9%	13.5%	15.8%

Other income (expense):
Interest expense	(6,454)	(7,153)	(4,490)
Loss on early extinguishment of debt	-	(18,874)	-
Other	9,268	7,409	(2,618)
Total other income (expense) - net	2,814	(18,618)	(7,108)

Income before taxes	80,644	96,512	128,200

Income tax expense	28,690	30,557	54,999

Net earnings	51,954	65,955	73,201

Less: net earnings attributable to noncontrolling interests	482	426	413

Net earnings attributable to Vishay stockholders	$51,472	$65,529	$72,788

Basic earnings per share attributable to Vishay stockholders	$0.37	$0.47	$0.51

Diluted earnings per share attributable to Vishay stockholders	$0.37	$0.47	$0.51

Weighted average shares outstanding - basic	138,318	139,083	141,643

Weighted average shares outstanding - diluted	139,266	140,001	142,247

Cash dividends per share	$0.10	$0.10	$0.10

VISHAY INTERTECHNOLOGY, INC.
Summary of Operations
(In thousands, except per share amounts)

	Years ended
	December 31, 2023	December 31, 2022
	(unaudited)

Net revenues	$3,402,045	$3,497,401
Costs of products sold*	2,427,552	2,438,412
Gross profit	974,493	1,058,989
Gross margin	28.6%	30.3%

Selling, general, and administrative expenses*	488,349	443,503
Operating income	486,144	615,486
Operating margin	14.3%	17.6%

Other income (expense):
Interest expense	(25,131)	(17,129)
Loss on early extinguishment of debt	(18,874)	-
Other	25,263	(4,852)
Total other income (expense) - net	(18,742)	(21,981)

Income before taxes	467,402	593,505

Income tax expense	141,889	163,022

Net earnings	325,513	430,483

Less: net earnings attributable to noncontrolling interests	1,693	1,673

Net earnings attributable to Vishay stockholders	$323,820	$428,810

Basic earnings per share attributable to Vishay stockholders	$2.32	$2.99

Diluted earnings per share attributable to Vishay stockholders	$2.31	$2.98

Weighted average shares outstanding - basic	139,447	143,399

Weighted average shares outstanding - diluted	140,246	143,915

Cash dividends per share	$0.40	$0.40

* The year ended December 31, 2022 includes incremental costs of products sold and selling, general, and administrative expenses separable from normal operations directly attributable to the COVID-19 pandemic of $6,661 and $546, respectively.

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Balance Sheets
(In thousands)

	December 31, 2023	December 31, 2022
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$972,719	$610,825
Short-term investments	35,808	305,272
Accounts receivable, net	426,674	416,178
Inventories:
Finished goods	167,083	156,234
Work in process	267,339	261,345
Raw materials	213,098	201,300
Total inventories	647,520	618,879

Prepaid expenses and other current assets	214,443	170,056
Total current assets	2,297,164	2,121,210

Property and equipment, at cost:
Land	77,006	75,907
Buildings and improvements	719,387	658,829
Machinery and equipment	3,053,868	2,857,636
Construction in progress	290,593	243,038
Allowance for depreciation	(2,846,208)	(2,704,951)
	1,294,646	1,130,459

Right of use assets	126,829	131,193
Deferred income taxes	137,394	104,667
Goodwill	201,416	201,432
Other intangible assets, net	72,333	77,896
Other assets	110,141	98,796
Total assets	$4,239,923	$3,865,653

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Balance Sheets (continued)
(In thousands)

	December 31, 2023	December 31, 2022
	(Unaudited)

Liabilities and equity
Current liabilities:
Trade accounts payable	$191,002	$189,099
Payroll and related expenses	161,940	166,079
Lease liabilities	26,485	25,319
Other accrued expenses	239,350	261,606
Income taxes	73,098	84,155
Total current liabilities	691,875	726,258

Long-term debt less current portion	818,188	500,937
U.S. transition tax payable	47,027	83,010
Deferred income taxes	95,776	117,183
Long-term lease liabilities	102,830	108,493
Other liabilities	87,918	92,530
Accrued pension and other postretirement costs	195,503	187,092
Total liabilities	2,039,117	1,815,503

Equity:
Vishay stockholders' equity
Common stock	13,319	13,291
Class B convertible common stock	1,210	1,210
Capital in excess of par value	1,291,499	1,352,321
Retained earnings	1,041,372	773,228
Treasury stock (at cost)	(161,656)	(82,972)
Accumulated other comprehensive income (loss)	10,337	(10,827)
Total Vishay stockholders' equity	2,196,081	2,046,251
Noncontrolling interests	4,725	3,899
Total equity	2,200,806	2,050,150
Total liabilities and equity	$4,239,923	$3,865,653

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Statements of Cash Flows
(In thousands)
	Years ended
	December 31, 2023	December 31, 2022
	(unaudited)
Operating activities
Net earnings	$325,513	$430,483
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	184,373	163,991
(Gain) loss on disposal of property and equipment	(554)	(455)
Inventory write-offs for obsolescence	37,426	26,898
Pensions and other postretirement benefits, net of contributions	(9,559)	(615)
Stock compensation expense	16,532	6,545
Loss on early extinguishment of debt	18,874	-
Deferred income taxes	36,783	38,677
Other	9,442	835
Change in U.S. transition tax liability	(27,670)	(14,757)
Change in repatriation tax liability	(63,600)	(25,201)
Changes in operating assets and liabilities	(161,857)	(142,113)
Net cash provided by operating activities	365,703	484,288

Investing activities
Purchase of property and equipment	(329,410)	(325,308)
Proceeds from sale of property and equipment	1,156	1,198
Purchase and deposits for businesses, net of cash acquired	(13,753)	(50,000)
Purchase of short-term investments	(117,523)	(285,956)
Maturity of short-term investments	387,898	132,901
Other investing activities	(1,219)	(1,766)
Net cash used in investing activities	(72,851)	(528,931)

Financing activities
Proceeds from long-term borrowings	750,000	-
Repurchase of convertible debt instruments	(386,745)	-
Net proceeds (payments) on revolving credit facility	(42,000)	42,000
Debt issuance costs	(26,823)	-
Cash paid for capped call	(94,200)	-
Dividends paid to common stockholders	(50,787)	(52,348)
Dividends paid to Class B common stockholders	(4,839)	(4,839)
Repurchase of common stock held in treasury	(78,684)	(82,972)
Distributions to noncontrolling interests	(867)	(741)
Cash withholding taxes paid when shares withheld for vested equity awards	(3,994)	(2,123)
Net cash provided by (used in) financing activities	61,061	(101,023)
Effect of exchange rate changes on cash and cash equivalents	7,981	(17,617)

Net increase (decrease) in cash and cash equivalents	361,894	(163,283)

Cash and cash equivalents at beginning of period	610,825	774,108
Cash and cash equivalents at end of period	$972,719	$610,825

VISHAY INTERTECHNOLOGY, INC.
Reconciliation of Adjusted Earnings Per Share
(Unaudited - In thousands, except per share amounts)
	Fiscal quarters ended			Years ended
	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022

GAAP net earnings attributable to Vishay stockholders	$51,472	$65,529	$72,788	$323,820	$428,810

Reconciling items affecting gross profit:
Impact of the COVID-19 pandemic	$-	$-	$-	$-	$6,661

Other reconciling items affecting operating income:
Impact of the COVID-19 pandemic	$-	$-	$-	$-	$546

Reconciling items affecting other income (expense):
Loss on early extinguishment of debt	$-	$18,874	$-	$18,874	$-

Reconciling items affecting tax expense (benefit):
Effect of changes in uncertain tax positions	$-	$-	$-	$-	$(5,941)
Effects of changes in valuation allowances	-	-	(33,669)	-	(33,669)
Effect of change in indefinite reversal assertion	-	-	59,642	-	59,642
Tax effects of pre-tax items above	-	(498)	-	(498)	(1,802)

Adjusted net earnings	$51,472	$83,905	$98,761	$342,196	$454,247

Adjusted weighted average diluted shares outstanding	139,266	140,001	142,247	140,246	143,915

Adjusted earnings per diluted share	$0.37	$0.60	$0.69	$2.44	$3.16

VISHAY INTERTECHNOLOGY, INC.
Reconciliation of Free Cash
(Unaudited - In thousands)
	Fiscal quarters ended			Years ended
	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Net cash provided by operating activities	$6,268	$122,303	166,496	$365,703	$484,288
Proceeds from sale of property and equipment	122	21	726	1,156	1,198
Less: Capital expenditures	(145,331)	(66,829)	(153,133)	(329,410)	(325,308)
Free cash	$(138,941)	$55,495	$14,089	$37,449	$160,178

VISHAY INTERTECHNOLOGY, INC.
Reconciliation of EBITDA and Adjusted EBITDA
(Unaudited - In thousands)
	Fiscal quarters ended			Years ended
	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022

GAAP net earnings attributable to Vishay stockholders	$51,472	$65,529	$72,788	$323,820	$428,810
Net earnings attributable to noncontrolling interests	482	426	413	1,693	1,673
Net earnings	$51,954	$65,955	$73,201	$325,513	$430,483

Interest expense	$6,454	$7,153	$4,490	$25,131	$17,129
Interest income	(9,934)	(9,183)	(4,374)	(31,353)	(7,560)
Income taxes	28,690	30,557	54,999	141,889	163,022
Depreciation and amortization	50,463	46,216	42,690	184,373	163,991
EBITDA	$127,627	$140,698	$171,006	$645,553	$767,065

Reconciling items
Impact of the COVID-19 pandemic	$-	$-	$-	$-	$7,207
Loss on early extinguishment of debt	-	18,874	-	18,874	-

Adjusted EBITDA	$127,627	$159,572	$171,006	$664,427	$774,272

Adjusted EBITDA margin**	16.3%	18.7%	20.0%	19.5%	22.1%

** Adjusted EBITDA as a percentage of net revenues